Exhibit 1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)
The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
Date: June 30, 2020

SENATOR INVESTMENT GROUP LP		CANNAE HOLDINGS, INC.

By:	/s/ Evan Gartenlaub	By:	/s/ Michael L. Gravelle
Name: Evan Gartenlaub		Name: Michael L. Gravelle
Title: General Counsel		Title: Executive Vice President, General Counsel and Corporate Secretary

SENATOR MANAGEMENT LLC		CANNAE HOLDINGS, LLC

By:	/s/ Evan Gartenlaub	By:	/s/ Michael L. Gravelle
Name: Evan Gartenlaub		Name: Michael L. Gravelle
Title: General Counsel		Title: Managing Director, General Counsel and Corporate Secretary
SENATOR GP LLC

By:	/s/ Evan Gartenlaub
Name: Evan Gartenlaub
Title: General Counsel
SENATOR MASTER GP LLC

By:	/s/ Evan Gartenlaub
Name: Evan Gartenlaub
Title: General Counsel
SENATOR MASTER GP LLC

By:	/s/ Evan Gartenlaub as Attorney-in-Fact*
Name: DOUGLAS SILVERMAN
Title: Chief Executive Officer, Senator Investment Group LP

* Pursuant to a Power of Attorney attached to the Schedule 13G filed on April 24, 2013 by Senator Investment Group LP in respect of its ownership in Tamino Corporation.